Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

This amendment (“Second Amendment”) made and entered into as of this December 26, 2024 by and between ATLANTIC AMERICAN CORPORATION AND BANKERS FIDELITY LIFE INSURANCE COMPANY- (“Lessee”) and 4370 Peachtree LLC (assignee of Delta Life Insurance Co.) (“Lessor”).

WHEREAS, on November 1, 2007, Lessee and Lessor entered into a lease (“Lease”) for space (“Premises”) on the 3rd floor of the building located at 4370 Peachtree Road, NE, Atlanta, Georgia, 30319.

NOW, THEREFORE, the parties hereto agree as follows:

1.	The following sentence is added after the first sentence in Section 3 (entitled Rent) of the Lease:

“Beginning January 1, 2025, the Rent will be adjusted to $12 per annum per square foot ($595,032 per year or $49,586 per month) for the Retained Space of 49,586 square feet per Exhibit 10.2 of the First Amendment to Lease Agreement dated the 31st of March 2008 .”

2.	Section 4 (entitled Rent Adjustment) in the Lease is deleted and replaced with the following:

“The Rent will be adjusted on January 1, 2027 in accordance with terms the parties find mutually agreeable.  The Rent will be adjusted again on January 1, 2030, and then each 5th year thereafter, in accordance with terms the parties find mutually agreeable.  In the absence of such an agreement, Rent shall continue at the then current rate until an agreeable Rent is negotiated”.

3.
The terms and provisions of the Lease, as amended hereby, shall be construed, and enforced in accordance with the laws of the State of Georgia.  Signatures transmitted by email or digital signatures will be deemed, and will have the same legal force and effect as, an original.  A photographic copy of the Lease and any amendments thereto (which are signed by the parties) will be effective as an original.  Except as set forth in this Second Amendment, the Lease will continue in full force and effect.  In the event of a conflict between this Second Amendment and the Lease, this Second Amendment will prevail.

Accepted & Agreed:

Lessor: 4370 PEACHTREE LLC	Lessee: ATLANTIC AMERICAN CORPORATION

By: /s/ Julie M. Myrick	By: /s/ J. Ross Franklin
Name: Julie M Wyrick	Name: J. Ross Franklin
Title: Manager	Title: Chief Financial Officer

Lessee: BANKERS FIDELITY LIFE INSURANCE COMPANY

By: /s/ C. McClure King
Name: C. McClure King
Title: President